Exhibit 24.5


                               KEYSPAN CORPORATION

                                POWER OF ATTORNEY



     WHEREAS, KeySpan Corporation, a New York corporation (the "Company"), intends to file with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, an Annual Report on Form 10-K as prescribed by said Commission pursuant to said Act and the rules and regulations promulgated thereunder.

     NOW, THEREFORE, in my capacity as a director of the Company, I do hereby appoint GERALD LUTERMAN, JOHN J. BISHAR, JR. and MICHAEL J. TAUNTON, and each of them severally, as my attorneys-in-fact with power to execute in my name and place, and in my capacity as a director of KeySpan Corporation, said Report, any amendment to said Report and any other documents required in connection therewith, and to file the same with the Securities and Exchange Commission.

                  IN WITNESS WHEREOF, I have executed this power of attorney this 24th day of February, 2005.



                                                     /s/James L. Larocca